SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2005

VIGNETTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25375	74-2769415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 South MoPac Expressway, Austin, Texas 78746
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 741-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

SIGNATURES

Item 1.01.	Entry Into a Material Definitive Agreement

Adoption of Amendment to Employee Stock Purchase Plans

On December 27, 2005, the Board of Directors of Vignette Corporation (the “Company”) approved amendments to the Company’s Employee Stock Purchase Plans and International Employee Stock Purchase Plan (collectively the “ESPP”). The amendments are effective February 1, 2006 and include:

1)	That each “Contribution Period” under every “Offering Period” outstanding as of December 27, 2005 shall continue under the terms of the ESPP in effect prior to February 1, 2006, until the natural expiration of any such Offering Period;
2)	Beginning on February 1, 2006, each ESPP shall institute twelve month Offering Periods; and
3)	Minor amendments shall be made to the ESPP with respect to establishing contribution rates of between 1% and 15% of compensation and requiring that elections to increase contributions be allowed only in the month prior to the start of the Contribution Period.

The purpose of the amendments is to reduce the expense that would be required to be recognized upon adoption of FASB Statement 123R (Share Based Payments). Previously the ESPP provided for twenty-four month Offering Periods. The amount of actual expense reduction is dependent on the number of actual participants, the amount of actual contributions, and the Company’s stock price during the offering period as of February 1, 2006 and cannot be estimated at this time.

Stock Option Vesting Acceleration

On December 27, 2005, the Board of Directors of the Company approved the acceleration of vesting for certain of the Company’s unvested and “out of the money” stock options previously awarded to its employees, officers and directors under the Company’s Stock Plans with exercise prices ranging from $20.00 to $54.40 per share. The acceleration will be effective for stock options unvested and outstanding as of December 27, 2005 and held by optionees providing service to the company as of December 27, 2005. There were approximately 343,000 shares for which the vesting was accelerated with a weighted average exercise price of $22.35.

The purpose of the acceleration is to enable the Company to avoid recognizing compensation expense associated with these options in future periods in its consolidated statements of operations, upon effectiveness of the application of FASB Statement No.123R (Share-Based Payment) which the company will adopt effective January 1, 2006. The pre-tax charge estimated by the Company to be avoided as a result of the acceleration amounts to approximately $ 1.0 million over the course of the original vesting periods. The estimated charge avoided is $0.5 million in 2006, $0.4 million in 2007 and $0.1 million in 2008. All other previously awarded stock options are not impacted by this change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGNETTE CORPORATION

Date: December 29, 2005	By:	/s/ Charles Sansbury
Charles Sansbury
Chief Financial Officer